Exhibit 10.3

ADDENDUM TO THE
WARRANT AGREEMENT

This Addendum, which is attached to and forms part of the Agreement (defined below) (the “Addendum”), is dated as of March 23, 2015, and is by and among BioScrip, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), Coliseum Capital Partners, L.P., a Delaware limited partnership, Coliseum Capital Partners II, L.P., a Delaware limited partnership, and Blackwell Partners, LLC, Series A, a Delaware limited liability company (collectively and together with each of their respective successors and assigns, the “Purchasers”). Capitalized terms shall have the meaning set forth in the Agreement. To the extent that any of the terms or conditions contained in this Addendum may contradict or conflict with any of the terms or conditions of the Agreement, it is expressly understood and agreed that the terms of the Addendum shall take precedence and supersede the Agreement.

WHEREAS, the Company and the Purchasers executed that certain Warrant Agreement dated March 9, 2015 (the “Agreement”);

WHEREAS, pursuant to the Agreement and the Warrant Certificates, the Purchasers received warrants that represent the right to purchase, in the aggregate, 3,600,000 shares of Common Stock, subject to adjustment as set forth in the Agreement;

WHEREAS, in connection with the Agreement, each Purchaser was issued two Warrant Certificates, each representing one half of the total warrants to be issued to the Purchaser, and each having the same terms and conditions except for the Initial Exercise Price, with one Warrant Certificate being exercisable at $5.295 per share of Common Stock on the Issue Date (the “Warrant No. 1 Initial Exercise Price”) and the second Warrant Certificate being exercisable at $6.595 per share of Common Stock on the Issue Date (the “Warrant No. 2 Initial Exercise Price”);

WHEREAS, pursuant to this Addendum, the Purchasers desire to make an immediate payment of $483,559 (the “Pre-Payment”) in aggregate, for the purpose of reducing the Exercise Price of the Warrants;

WHEREAS, the Company desires to receive the Pre-Payment for the purpose of reducing the Exercise Price of the Warrants and agrees to issue two revised Warrant Certificates to each of the Purchasers reflecting the reduction in Warrant No.1 Initial Exercise Price and Warrant No. 2 Initial Exercise Price;

WHEREAS, pursuant to Section 6.2 of the Agreement, the Warrant No. 1 Initial Exercise Price and the Warrant No. 2 Initial Exercise Price may only be amended with the prior written consent of all holders of Warrants then outstanding, and the Purchasers collectively hold all of the Warrants that are outstanding as of the date hereof;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties enter into this Addendum pursuant to Section 6.2 of the Agreement as follows:

1. The terms and conditions set forth in this Addendum shall be effective and in full force as of the date of the Agreement.

2. Concurrently with the execution and delivery of this Addendum, the Purchaser shall pay the Pre-Payment to an account designated by the Company.

3. By executing this Addendum, the Company acknowledges receipt of the Pre-Payment from the Purchasers.

4. For each Purchaser, the Warrant No. 1 Initial Exercise Price is hereby reduced to $5.17 and the Warrant No. 2 Initial Exercise Price is hereby reduced to $6.45, and the Agreement is hereby amended accordingly.

5. Section 1.4 of the Agreement is hereby appended to include a new Section 1.4(e) as follows:

(e) Warrant Certificates to reflect any addendum to, or amendment of, the Agreement pursuant to Section 6.2.

6. The Company shall issue new Warrant Certificates to each of the Purchasers reflecting the Warrant No. 1 Initial Exercise Price and Warrant No. 2 Initial Exercise Price as amended by Section 4 hereof. Such new Warrant Certificates shall replace and supersede in their entirety any Warrant Certificates previously issued to the Purchasers in connection with the Agreement.

7. Except as modified by this Addendum, the Agreement remains in full force and effect according to its terms.

IN WITNESS WHEREOF, the parties have caused the Addendum to be duly executed as of the date first written above.

BIOSCRIP, INC.

By:
Name: Richard M. Smith
Title: President and Chief Executive Officer

COLISEUM CAPITAL PARTNERS, L.P.

By:
Name:
Title:

COLISEUM CAPITAL PARTNERS II, L.P.

By:
Name:
Title:

BLACKWELL PARTNERS, LLC, SERIES A
By: Coliseum Capital Management, LLC, Attorney-in-fact

By:
Name:
Title: